UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 1, 2008

DUNE ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32497	95-4737507
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

Two Shell Plaza, 777 Walker Street, Suite 2300, Houston, Texas 77002

Address of principal executive offices

Registrant’s telephone number: (713) 229-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Effective May 1, 2008, the dividend rate and the conversion price with respect to the 10% Senior Redeemable Convertible Preferred Stock of Dune Energy, Inc. (“we” or the “Company”), were adjusted. Pursuant to this one-time adjustment, the dividend rate has been increased from 10% to 12% per annum and the conversion price has been lowered from $3.00 to $1.75 per share. The adjustment to the conversion price was triggered because the volume weighted average price of the Company’s common stock for the 30 trading days up to and including April 30, 2008 was less than $2.50 per share. The adjustment to the dividend rate was triggered because the volume weighted average of the Company’s common stock plus 10%, was less than $1.75 per share over the same 30 day period. Both adjustments were made in accordance with the Certificate of Designations dated May 15, 2005 governing the preferred stock.

A copy of the press release dated May 5, 2008 is attached hereto and is incorporated herewith.

Item 9.01	Financial Statements and Exhibits

Exhibit	Name of Document

Exhibit 99.1	Press release dated May 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2008	DUNE ENERGY, INC.

	By:	/s/ James A. Watt
	Name:	James A. Watt
	Title:	Chief Executive Officer

Exhibit Index

Exhibit	Name of Document

Exhibit 99.1	Press release dated May 5, 2008.

3